UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2013

PartnerRe Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-14536	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On May 17, 2013, PartnerRe Ltd. (the “Company”) announced that Messrs. Baumgartner and Rollwagen, having reached the mandatory retirement age of 73 pursuant to the Company’s Corporate Governance Principles and Application Guidelines, have advised the Company of their retirement, effective immediately. Mr. Baumgartner was the Chair of the Compensation and Management Development Committee and a member of the Risk and Finance Committee. Mr. Rollwagen was a member of the Compensation and Management Development Committee and the Risk and Finance Committee. Messrs. Baumgartner’s and Rollwagen’s respective retirements are not due to any disagreement with the Company’s operations, policies or practices.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual General Meeting of shareholders of PartnerRe Ltd. (the “Company”) was held on May, 17, 2013. The following matters were submitted to a vote of the shareholders as more particularly described within the Company’s definitive proxy statement dated April 5, 2013:

Proposal 1 – To elect two (2) directors to hold office until the 2016 Annual General Meeting or until their respective successors have been duly elected

The shareholders elected the Class II Directors Jean-Paul L. Montupet and Lucio Stanca to hold office until the 2016 Annual General Meeting of shareholders or until their successors are elected or appointed. The voting results were as follows:

	For	Withheld	Broker Non-Votes

Jean-Paul L. Montupet	44,825,927	3,780,739	2,601,824
Lucio Stanca	48,117,167	489,499	2,601,824

Proposal 2 – To re-appoint Deloitte & Touche Ltd., the independent registered public accounting firm, as our independent auditors, to serve until the 2014 Annual General Meeting, and to refer decisions about the auditors’ compensation to the Board of Directors

The shareholders re-appointed Deloitte & Touche Ltd. to serve as the Company’s independent registered public accounting firm until the 2014 Annual General Meeting of shareholders, and to defer decisions about the auditors’ compensation to the Board of Directors. The voting results were as follows:

For	Against	Abstain
50,261,022	198,537	748,931

Proposal 3 – To approve the Executive Compensation disclosed pursuant to Item 402 of Regulation S-K (non-binding advisory vote)

The shareholders approved the Executive Compensation disclosed pursuant to Item 402 of Regulation S-K (non-binding advisory vote). The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
46,857,428	1,573,183	176,055	2,601,824

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)

Date:	May 20, 2013	By:	/s/ Marc Wetherhill
Name: Marc Wetherhill
Title: Chief Legal Counsel